UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 15, 2007

World Energy Solutions, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-25097

65-078-3722

(Commission File Number

(IRS Employer Identification No.)

3900A 31st Street N., St. Petersburg, Florida

33714

(Address of Principal Executive Offices)

(Zip Code)

(727) 525-5552

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8 – Other Events

Item 8.01 Other Events.

World Energy Solutions, Inc. (“WEGY” or the “Company”) has commenced a lawsuit styled World Energy Solutions, Inc. v. David Weintraub, et al., No. 06-8968-CI-20 (Cir. Ct. Pinellas Cty.) (the “Litigation”), against a Florida corporation and several individuals to recover damages and 4,794,551 shares of Company common stock (the “Shares”) issued in connection with the execution of consulting agreements and promises to perform future services for the benefit of the Company.  The Company is suing Rajax, Inc., its principal, Rachel Steele and Daniel Witherspoon, III, as well as David Weintraub, Timothy Daley and Leslie Sands and has alleged various claims including fraud in the inducement, conspiracy to defraud and breach of contract.  The Company contends in the Litigation that the recipients of the Shares have not given the consideration promised to the Company in exchange for such Shares. A copy of the complaint filed in the Litigation is attached as an exhibit hereto.

Pursuant to the Litigation, the Company will seek a judgment to rescind certain transactions involving the issuance of the Shares to Rajax, Inc., Rachel Steele and her designees (including Shares issued to Steele’s children at Weintraub’s request under the Uniform Gift to Minors Act), Daniel Witherspoon and Leslie Sands and, provided the Company is successful in the Litigation, it will cancel all of the Shares.  The Company is making an adverse claim against all of the Shares being represented by certificates numbered 4139, 5179, 5181, 5214, 5067, 5122, 5162, 5197, 4144, 5065, 4145, 5066, 5220, 5226, 5109 and 5110.  The Company has issued stop transfer instructions to its stock transfer agent regarding all of the Shares.  Furthermore, the Company is hereby giving notice that it is asserting adverse claims against all Shares that may hereafter be presented to the Company’s transfer agent by the Litigation defendants, their designees and any third party transferee.

On March 1, 2007, Rachel Steele filed a civil action against the Company, styled Rachel Steele v. World Energy Solutions, Inc., No. 07-002010-CI-20 (Cir. Ct. Pinellas Cty.), wherein she sought an injunction to allow her to sell certain quantities of the Shares (restricted securities) in public sale transactions pursuant to Securities and Exchange Commission Rule 144.  The Company had previously advised Rachel Steele through its litigation counsel that the Company does not believe that the proposed sale of its common stock complies with the requirements of SEC Rule 144.  On March 13, 2007, the Circuit Court in and for Pinellas County, Florida heard arguments on Rachel Steele’s Motion For Temporary Injunction. The Court ordered that Steele’s civil action be consolidated with the Litigation filed against her by the Company.  The Court recognized that the Company’s allegations of fraud are intertwined with issues relating to Steele’s request for injunctive relief; that Steele’s request for money damages is inconsistent with a claim for irreparable harm as required for injunctive relief; that additional time was needed for the parties to complete discovery; and accordingly, the Court declined to address the issues in Steele’s motion at the hearing. The Company intends to vigorously pursue discovery in the Litigation, prosecute its claims for fraud, conspiracy to defraud and breach of contract against all defendants identified in the Litigation with a view toward obtaining a judgment for damages and to facilitate cancellation of all of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

By:

/s/:  Benjamin C. Croxton

Benjamin C. Croxton, Chief Executive Officer

DATED:  March 15, 2007.